UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2020

EnerSys
(Exact name of registrant as specified in its charter)

Commission File Number: 1-32253

Delaware	23-3058564
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
2366 Bernville Road, Reading, Pennsylvania 19605
(Address of principal executive offices, including zip code)
(610) 208-1991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ENS	New York Stock Exchange

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers

In connection with the intention of Holger P. Aschke, President-EMEA and APAC for EnerSys, to retire from EnerSys effective May 31, 2021, on June 30, 2020, EnerSys and Mr. Aschke mutually agreed to terminate Mr. Aschke’s existing employment agreement, dated December 21, 2015, with EH Europe GmbH, a subsidiary of EnerSys.

Item 7.01. Regulation FD Disclosure

Effective for the period ended July 5, 2020, EnerSys plans to change its reportable segments from being based on geographic regions to lines of business, which are Motive Power Global (which includes power for electric industrial forklifts used in manufacturing, warehousing and other material handling applications, as well as mining equipment, diesel locomotive starting and other rail equipment), Energy Systems Global (which includes energy solutions related to telecommunications systems, uninterruptible power systems, and other power applications) and Specialty Global (which includes energy solutions for transportation, satellites, military aircraft, submarines, ships and other tactical vehicles).

Item 8.01. Other Events

EnerSys has announced that effective July 5, 2020, (a) Shawn M. O’Connell, who was previously President, Motive Power - Americas, has been appointed President Motive Power Global, (b) Andrew M. Zogby, who was previously President, Energy Systems - Americas, has been appointed President Energy Systems Global, and (c) Mark Matthews, who was previously Vice President EnerSys Advanced Systems, has been appointed Senior Vice President Specialty Global.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: July 6, 2020	By:	/s/ Michael J. Schmidtlein
Michael J. Schmidtlein
Chief Financial Officer